EXHIBIT 10.16

                                Billy Dead, Inc.
                                2312 Lorenzo Dr.
                          Los Angeles, California 90068

                             As of October 15, 2003

Mr. Charles F. Ryan III
2312 Lorenzo Drive
Los Angeles, CA 90068

Mr. Peter S. Fuhrman
11925 Wilshire Boulevard, #207
Los Angeles, CA 90025

Gentlemen:

      This letter confirms our agreement regarding the resignation by Charles F. Ryan III ("Ryan") as Chief Executive Officer/Chief Financial Officer of Billy Dead, Inc. (the "Company") and his replacement by Peter S. Fuhrman ("Fuhrman"), and in connection therewith, the transfer by Ryan to Fuhrman of 144,000 shares of Common Stock of the Company (the "Shares") in consideration of the amount of $144.00.

      We have agreed as follows:

      1. Notwithstanding the provisions of Section 10 of the Employment Agreement dated as of December 1, 2003 between the Company and Ryan, the parties have agreed that effective immediately, Ryan has sold the Shares to Fuhrman in consideration of the amount of $144. The Company hereby consents to the transfer of the Shares to Fuhrman. Ryan will promptly deliver to the Company his original stock certificate No. 7 representing the Shares, together with a stock power authorizing the transfer of the Shares to Fuhrman. The Company will promptly issue a replacement certificate for Fuhrman for the Shares, containing the appropriate restrictive legends previously appearing on Certificate No. 7.

      2. Fuhrman agrees that his ownership of the shares purchased from Ryan, and the Company's ability to repurchase such shares, will be subject to the Employment Agreement dated as of the date hereof between the Company and Mr. Fuhrman.

      If the following accurately reflects our agreement, please sign below where indicated and return a copy to us at your earliest convenience.

                                            Very truly yours,
                                            Billy Dead, INC.


                                            /S/ JULIE LYNN
                                            --------------
                                            (Julie Lynn)
                                            Vice President and Secretary

ACCEPTED AND AGREED:


/S/ CHARLES F. RYAN III
-----------------------
(Charles F. Ryan III)


/S/ PETER S. FUHRMAN
--------------------
(Peter S. Fuhrman)


                                     II-32